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                      CONSENT OF INDEPENDENT ACCOUNTANTS'
                      -----------------------------------


We consent to the use in the registration statement of Blue Ridge Energy Fund 1996/1997 on Form SB-2 of our report dated April 21, 1997, relating to the consolidated balance sheets of Blue Ridge Group, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts" in the aforementioned registration statement.


/s/ Samson, Robbins & Associates, P.L.L.C.

Samson, Robbins & Associates, P.L.L.C.
Dallas, Texas
September 30, 1997